                                                                      EXHIBIT 22




                         McDERMOTT INTERNATIONAL, INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1994


                                                                                                 PERCENTAGE
                                                                ORGANIZED                        OF VOTING
                                                                UNDER THE                          SHARES
                      NAME OF COMPANY                            LAWS OF                           OWNED
Creole Insurance Company, Ltd.                                   Bermuda                            100

McDermott International Investments Co., Inc.                    Panama                             100
    Hydro Marine Services, Inc.                                  Panama                             100
    Varsy International                                   Netherlands Antilles                      100
         McDermott (Holland) B.V.                              Netherlands                          100

McDermott Incorporated                                          Delaware                             92
    Babcock & Wilcox Investment Company                         Delaware                            100
         The Babcock & Wilcox Company                           Delaware                            100
             Babcock & Wilcox Industries, Ltd.                   Canada                             100





The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.





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